NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                CONTACTS:  MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                   NUCO2 INC. ANNOUNCES COMMON STOCK OFFERING
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STUART,  FLORIDA,  March 11, 2005 -- NuCO2 Inc.  (NASDAQ:  NUCO) today announced that it has filed a preliminary  prospectus  supplement  with the Securities and
Exchange  Commission  relating to an  underwritten  public offering of 3,665,000 shares of its common  stock  under a shelf  registration  statement.  Subject to market  and other  conditions,  NuCO2  intends to sell  1,560,622  shares of its common stock. In addition, selling shareholders are offering 2,104,378 shares of common stock.  NuCO2 will not receive any proceeds from the sale of these shares by the selling shareholders. The underwriters will have an option to purchase up to an  additional  549,750  shares  to cover  over-allotments,  if any,  all but
190,000 shares of which will be sold by NuCO2.

The Company  intends to use the net proceeds from this offering to redeem all of its 16.3% Senior Subordinated Notes due February 2009.

Bear,  Stearns  &  Co.  Inc.  and  UBS  Investment  Bank  are  acting  as  joint book-running managers for the offering.  In addition,  First Analysis Securities
Corporation is a co-manager for the offering.

This press release shall not constitute an offer to sell or the  solicitation of an offer to buy nor shall there be any sale of these  securities in any state in which such offer,  solicitation  or sale would be unlawful prior to registration or  qualification  under the securities  laws of any such state.  Offers for the securities will be made only by means of a prospectus supplement forming part of the registration  statement. A preliminary prospectus supplement relating to the common stock can be obtained from Bear,  Stearns & Co. Inc., 383 Madison Avenue,
New York,  New York 10179 ((631)  254-7129) or UBS Investment  Bank,  Prospectus
Department, 299 Park Avenue, New York, New York 10171 ((212) 821-3000).

STATEMENTS  CONTAINED IN THIS PRESS RELEASE  CONCERNING  THE COMPANY'S  OUTLOOK,
COMPETITIVE  POSITION AND OTHER  STATEMENTS OF MANAGEMENT'S  BELIEFS,  GOALS AND
EXPECTATIONS ARE "FORWARD-LOOKING  STATEMENTS" WITHIN THE MEANING OF SECTION 27A
OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES  EXCHANGE ACT OF
1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS
TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS.  WITH
RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM  PROTECTION  UNDER  THE
PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1995. THESE RISKS AND UNCERTAINTIES
INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE COMPANY TO ADD NEW ACCOUNTS,

COMPETITION  AND  FUTURE  OPERATING  PERFORMANCE.   THE  COMPANY  DISCLAIMS  ANY
OBLIGATION TO UPDATE ANY FORWARD  LOOKING  STATEMENT AS A RESULT OF DEVELOPMENTS
OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.